Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors

Textainer Group Holdings Limited:

We consent to the use in the Registration Statement on Form F-3 dated April 6, 2021 of Textainer Group Holdings Limited and subsidiaries of our reports dated March 18, 2021, with respect to the consolidated balance sheets of Textainer Group Holdings Limited and subsidiaries as of December 31, 2020 and 2019, and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and financial statement schedules I to II (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2020, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated March 18, 2021, on the consolidated financial statements, refers to a change in the method of accounting for leases.

San Francisco, California

April 6, 2021